UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2012

WHITE DENTAL SUPPLY, INC.
(Exact name of Registrant as specified in charter)

Nevada	000-53991	20-4622782
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8965 S. Eastern Ave., Suite 260P
Las Vegas, Nevada	89123
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:		(702) 879-8565

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 25, 2012, the Registrant entered into and closed an Intellectual Property Assignment Agreement (“Agreement”) by and between the Registrant and Mr. Sebastian Barr, an individual (“Seller”).  In accordance with the Agreement, the Registrant acquired certain patents, prototypes and technical information the Seller (“Assets”), pertaining to child safety devices.  In exchange for the Assets, the Registrant agreed to pay the Seller an aggregate of $42,500, pursuant to the following schedule:

1.

An initial payment of $10,000 paid to Sunbeam Packing Services, LLC upon execution of the Agreement;

2.

$24,500 paid to the Seller upon execution of the Agreement

3.

The balance of $8,000 shall be paid in two installments: $4,000 upon the first anniversary date of the Agreement and $4,000 upon the second anniversary date of the Agreement.

Additionally, the Registrant has agreed to pay to the Seller royalties of 2.5% of gross sales of products based on or directly derived from the Assets.  In the event the Registrant sells, assigns of otherwise transfers the Assets, the Registrant has agreed to pay the Seller 2.5% of the gross amount of the sale of the Assets.

ITEM 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

See Item 1.01, above.

ITEM 5.06  CHANGE IN SHELL COMPANY STATUS

The acquisition of the physical and intellectual properties pursuant to the July 25, 2012 Intellectual Property Assignment Agreement involved a negligible value, did not result in the Registrant acquiring significant operating assets or any revenue whatsoever, and, accordingly, the Registrant remains a shell company.

ITEM 9.01  EXHIBITS

Exhibit Number	Name and/or Identification of Exhibit

10	Intellectual Property Assignment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITE DENTAL SUPPLY, INC.
(Registrant)

Signature	Title	Date

/s/ Frederick B. Lawrence	President and CEO	July 30, 2012
Frederick B. Lawrence

/s/ Patrick Deparini	Secretary	July 30, 2012
Patrick Deparini

/s/ Patrick Deparini	Chief Financial Officer	July 30, 2012
Patrick Deparini

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